Exhibit 21.1
SUBSIDIARIES OF LEONARDO DRS, INC.

Company Name	State/Country of Incorporation
3083683 Nova Scotia Limited	Nova Scotia, Canada
Advanced Acoustic Concepts, LLC	DE
Daylight Defense, LLC	CA
Daylight Solutions, Inc.	CA
DRS Advanced ISR, LLC	DE
DRS C3 & Aviation Company	DE
DRS Defense Solutions, LLC	DE
DRS Environmental Systems, Inc.	DE
DRS Global Enterprise Solutions, Inc.	MD
DRS Homeland Security Solutions, Inc.	DE
DRS International, Inc.	DE
DRS Naval Power Systems, Inc.	DE
DRS Network & Imaging Systems, LLC	DE
DRS Radar Systems, LLC	DE
DRS Signal Solutions, Inc.	DE
DRS Surveillance Support Systems, Inc.	DE
DRS Sustainment Systems, Inc.	DE
DRS Systems Management, LLC	DE
DRS Systems, Inc.	DE
DRS Technologies Canada, Inc.	DE
DRS Technologies Canada, Ltd.	Ontario, Canada
DRS Technologies Verwaltungs GMBH	Germany
DRS Training & Control Systems, LLC	FL
DRS TSI International, LLC	DE
DRS Unmanned Technologies, Inc.	DE
Engineered Coil Company	MO
Engineered Support Systems, Inc.	MO
ESSI Resources, LLC	KY
Global Network Services, LLC	DE
Laurel Technologies Partnership	DE
Oto Melara North America, LLC	DE
Pivotal Power Inc.	Nova Scotia, Canada
Tech-Sym, LLC	NV
T-S Holding Corporation	TX